EXHIBIT 10.1

AMENDMENT, ABATEMENT, AND EXTENSION AGREEMENT
For CONVERTIBLE PROMISSORY NOTE DATED June 3, 2019

For and in consideration of good and valuable consideration, the adequacy of which is hereby acknowledged, TPT Global Tech, Inc. ("TPT") and Odyssey Capital Funding, LLC, ("Holder") hereby covenant, and agree, as follows:

1) The parties entered into a CONVERTIBLE PROMISSORY NOTE ("Note") on June 3, 2019, in which TPT Global Tech, Inc. (TPT) was the maker of the Note and Odyssey Capital Funding, LLC is the holder of the Note and the payee. The current principal balance due on such Note is $475,850 and accrued interest outstanding is agreed to be $135,000, at the rate contained in the Note. Default amounts are zero.

2) The parties hereby eliminate the conversion feature under the Note and amend the maturity date which shall be six months from the date of this Amendment.

3) TPT shall pay an agreed principal and accrued interest balances of $475,850 and $135,000, respectively, to Holder which is due in six months in the form of a balloon payment, bearing simple interest on the unpaid balance of 0% for the first three months and then 10% per annum thereafter.

4) All interest, penalties and default amounts, as originally stated under the Note or currently outstanding are hereby abated, except as agreed upon, subject to payments as specified under paragraph 3) hereof in a timely manner and substituted therefore is the stated interest rate specified in 3) above.

5.) All terms of the Note which specify defaults or penalties, are hereby waived as to any claim or assertion of default so long as the payments set forth above are met in a timely manner.

6) All penalties to date incurred or accrued are waived during the term of this Amendment, Abatement and Extension Agreement and if all payments, thereunder are made as specified above in a timely manner, all such penalties shall be permanently waived.

7) All conversion rights of the Holder to common stock under the Note, are hereby abated and terminated.

8) TPT agrees that upon the event of further funding, TPT will pay each of its three Note Holders pro-rata as to the Note Holders relative to outstanding principal and accrued interest balances.

Dated June 8, 2020

TPT Global Tech, Inc.

By: [signature]

Holder: Odyssey Capital Funding, LLC

By [signature]
Manager